LAURUS MASTER FUND, LTD.
               c/o Laurus Capital Management, EEC
                        825 Third Avenue
                    New York, New York 10022

                        November 4, 2005

VIA CERTIFIED MAIL
RETURN RECEIPT REQUESTED
AND FEDERAL EXPRESS

American Water Star. Inc.
All Star Beverages, Inc.
Hawaiian Tropicals, Inc.
4560 S. Decatur Boulevard, Suite 204
Las Vegas, Nevada 89103

All Star Beverages Arizona, Inc.
3910 E. Wier Street
Phoenix, AZ 85040

All Star Beverages JAX, Inc.
6317 Powers Avenue
Jacksonville, Florida 32217

All Star Beverages Mississippi, Inc.
2152 Jesse Hall Memorial Industrial Park Road
Magnolia, Mississippi 39652

Attention: Mr. Roger Mohlman

     Re: Notice of Default

Dear Mr. Mohlman:

     Reference is made to (i) the Securities Purchase Agreement dated October 26, 2004 between American Water Star, mc, ("AWS") and Laurus (as amended, modified or supplemented from time to time, the "Purchase Agreement"), (ii) the Secured Convertible Term Note in the original principal amount of $5,000,000 dated October 26, 2004 made by AWS in favor of Laurus (as amended, modified or supplemented from time to time, the "October 2004 Note' ), (iii) the Master Security Agreement dated October 26, 2004 by and among AWS, All- Star Beverages, Inc. ("All Star") and Laurus (as amended, modified or supplemented from time to time, the "October 2004 Security Agreement"), (iv) the Stock Pledge Agreement dated as of October 26, 2004 between AWS and Laurus (as amended, modified or supplemented from time to time, the "Pledge Agreement"), (v) the Subsidiary Guaranty dated October 26, 2004 made by All Star in favor of Laurus (as amended, modified or supplemented from time to time, the "October 2004 Guaranty"),
(vi) the Registration Rights Agreement dated as of October 26. 2004 between AWS and Laurus (as amended, modified or supplemented from time to time, the "Registration Rights Agreement"), (vii) the Forbearance Agreement dated as of July 22, 2005 between AWS and Laurus (as amended, modified or supplemented from time to time, the "Forbearance Agreement"), (viii) the Secured Convertible Term Note dated as of July 22, 2005 in the original principal amount of $1,286,098.61 made by AWS in favor of Laurus (as amended, modified or supplemented from time to time, the "July 2005 Note"), (ix) the Subsidiary Guaranty dated July 22, 2005 made by All Star, All Star Beverages Arizona, Inc. ("All Star Arizona"), All Star Beverages JAX, Inc. ("All Star JAX"), All Star Beverages Mississippi, Inc. ("All Star Mississippi") and Hawaiian Tropicals, Inc. ("HTI") in favor of Laurus (as amended, modified or supplemented from time to time, the "July 2005 Guaranty"), (x) the Master Security Agreement dated July 22, 2005 by and among All Star, All Star Arizona, All Star JAX, All Star Mississippi, HTI and Laurus (as amended, modified or supplemented from time to time, the "July 2005 Security Agreement"), (xi) the Deed of Trust, Assignment of Rents. Security Agreement and Fixture Filing dated July 22, 2005 made by AWS in favor of Laurus (as amended, modified or supplemented from time to time, the "Deed of Trust") and (xii) all documents, instruments and agreements entered into in connection with the transactions contemplated by each of the foregoing agreements (as amended, modified or supplemented from lime to time, each a "Document" and collectively, the "Documents"). AWS, All Star, All Star Arizona, All Star JAX, All Star Mississippi and HTI shall each hereinafter be referred to as a "Company" and collectively as the "Companies." Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to them in the Forbearance Agreement.

     Be advised that certain Forbearance Defaults have occurred and are continuing due to, among other things, AWS's failure to make payments of interest to Laurus on September 1, 2005, October 1, 2005 and November 1, 2005 under and in accordance with the tents of the July 2005 Note and regularly scheduled payments of principal and interest to Laurus on August 1, 2005, September 1, 2005, October 1,2005 and November 1, 2005 under and in accordance with the terms of the October 2004 Note (collectively, the "Existing Defaults"), Despite numerous attempts by Laurus to contact the Companies to discuss the Existing Defaults, the Companies have not responded to Laurus' telephone calls. Based upon the occurrence and continuance of' the Existing Defaults, Companies are hereby notified that all obligations and liabilities owing by the Companies to Laurus under the Documents are hereby accelerated. Demand is hereby made on each Company that the sum of $6,694,875.63 (constituting all obligations and liabilities of the Companies to Laurus if paid in full on November 7, 2005) be paid to Laurus in immediately available funds (the "Payment Amount") no later than 2 p.m. (New York time) on November 7. 2005 (the "Final Payment Date"). In the event the Payment Amount is not so received by Laurus by the Final Payment Date, Laurus shall exercise it rights and remedies against each Company under the Documents and applicable law, including without limitation the immediate commencement of foreclosure proceedings against the real property of AWS covered by the Deed of Trust.

     Nothing contained herein shall (a) limit in any manner whatsoever each Company's obligation to comply with, and Laurus right to insist on each Company's compliance with, each and every term of the Documents or (b) constitute a waiver of any Forbearance Default or other Event of Default (a defined in the applicable Documents) or any right or remedy available to Laurus, or of any Company's or any other person's obligation to pay and perform all of us obligations to Laurus, in each case whether arising under any Document, applicable law and/or in equity, all of which rights and remedies are hereby expressly reserved, are not waived and may be exercised by Laurus at any time.

                                   Very truly yours,

                                   LAURUS MASTER FUND, LTD.
                                   By:
                                   Title:


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